Exhibit (h)(7)(ii)

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

This RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT (the “Agreement”), dated as of January 19, 2022, is by and among (i) Pacific Select Fund (the “Acquiring Investment Company”), a statutory trust organized under the laws of the State of Delaware, on behalf of its separate series listed on Schedule A (each, an “Acquiring Fund”), severally and not jointly; (ii) Pacific Life Fund Advisors LLC (the “Acquiring Funds’ Investment Adviser”), the investment adviser to the Acquiring Funds; (iii) Pacific Life Insurance Company, a life insurance company organized under the laws of the State of Nebraska (“Insurance Company #1” or an “Insurance Company”); (iv) Pacific Life & Annuity Company, a life insurance company organized under the laws of the State of Arizona (“Insurance Company #2” or an “Insurance Company,” and together with Insurance Company #1, the “Insurance Companies,” each on behalf its respective separate accounts listed on Schedule C); (v) DFA Investment Dimensions Group Inc. (“DFAIDG”); (vi) Dimensional Investment Group Inc. (“DIG”), and along with DFAIDG, each a corporation organized under the laws of the State of Maryland (each of DFAIDG and DIG is an “Acquired Investment Company,” each on behalf of its respective series listed on Schedule B (each, an “Acquired Fund”), severally and not jointly); and (vii) Dimensional Fund Advisors LP, the investment adviser to the Acquired Funds (“Dimensional”).

WHEREAS, the Acquiring Investment Company and each Acquired Investment Company is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) of the 1940 Act limits the extent to which a registered investment company, its principal underwriter (the “Distributor”), or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies; and

WHEREAS, the Acquiring Investment Company is operated as a series investment company, and each Acquiring Fund is a series of the Acquiring Investment Company, having its own assets and liabilities and investing in securities in accordance with its own investment objectives and policies, as described in the registration statement for the Acquiring Funds and the Acquiring Investment Company; and

WHEREAS, each Acquired Investment Company is operated as a series investment company, and each Acquired Fund is a series of its respective Acquired Investment Company, having its own assets and liabilities and investing in securities in accordance with its own investment objectives and policies, as described in the registration statements for the Acquired Funds and the Acquired Investment Companies; and

WHEREAS, each Insurance Company has issued, or proposes to issue to the public, as of the date of this Agreement and in the future, certain variable annuity contracts and/or variable life insurance policies (the “Contracts”), for which the Acquiring Funds may serve as one of the underlying investment vehicles; and

WHEREAS, each Insurance Company has established one or more separate accounts (each an “Account”), as set forth on Schedule C to this Agreement, under applicable state insurance laws, for purposes of funding the Contracts, and has registered or will register each Account with the SEC as a unit investment trust under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, unless the Account is exempt from registration; and

WHEREAS, the Contracts are, or will be, registered by the Insurance Company with the SEC for offer and sale (unless a Contract is exempt from registration); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in one or more Acquiring Funds, on behalf of the Accounts, to fund the Contracts, and such Acquiring Funds, in turn, will invest in shares (“Shares”) of the Acquired Funds; and

WHEREAS, DFAIDG and Dimensional have received a “Mixed and Shared Funding Order” (such order, along with the notice thereof, together, the “DFA Mixed and Shared Funding Order”) (Rel. No. 20549, March 12, 2002) from the SEC, granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of certain Acquired Funds to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies and certain other investors; and

WHEREAS, certain Acquired Funds are feeder funds (“Feeder Funds”) that invest substantially all of their assets in corresponding master funds (“Master Funds”) in accordance with Section 12(d)(1)(E) of the 1940 Act; and

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits (i) registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Shares, in excess of the limits of Section 12(d)(1)(A) of the 1940 Act, and (ii) registered investment companies, such as the Acquired Funds, as well as the Distributor and Brokers, knowingly to sell Shares of the Acquired Funds to the Acquiring Funds in excess of the limits of Section 12(d)(1)(B) of the 1940 Act, subject to compliance with the terms and conditions of the Rule; and

WHEREAS, under the Rule, prior to acquiring Shares in excess of the limits imposed by Section 12(d)(1)(A), the Acquiring Investment Company, on behalf of the Acquiring Funds, must enter into a written agreement with the Acquired Investment Company, on behalf of the applicable Acquired Funds; and

WHEREAS, under the Rule, prior to an Acquired Fund, the Distributor, or a Broker knowingly selling Shares in excess of the limits imposed by Section 12(d)(1)(B), the Acquired Investment Company, on behalf of the Acquired Funds, must enter into a written agreement with the Acquiring Investment Company, on behalf of the applicable Acquiring Funds; and

WHEREAS, an Acquiring Fund, from time to time, may invest in Shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, an Acquired Fund, the Distributor, or a Broker, from time to time, may knowingly sell Shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule; and

WHEREAS, the parties hereby mutually agree to terminate that certain Participation Agreement, dated April 18, 2016, by and among the Acquiring Investment Company, the Acquiring Funds’ Investment Adviser, each Insurance Company, on behalf of its respective Accounts, the Acquired Investment Companies, and Dimensional, as of the date of this Agreement, and waive any notice required for termination as set forth therein; and

NOW THEREFORE, in accordance with the Rule, the parties desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and the Acquired Funds, the Distributor, or a Broker may sell Shares of the Acquired Funds to the Acquiring Funds in reliance on the Rule.

1.                              Terms of Investment

(a) In the case of the Acquired Funds, in order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist Dimensional with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i)  In-kind redemptions.  The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s then-current registration statement, as amended or supplemented from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(ii)  Timing/advance notice of redemptions.  The Acquiring Fund will use reasonable efforts to spread large redemption requests over multiple days or to provide advance notification of redemption requests to the Acquired Fund(s) whenever practicable and consistent with the Acquiring Fund’s best interests.  This provision will apply to large redemption requests that are greater than 2.5% of an Acquired Fund’s total outstanding Shares, or such other reasonable amount that the Acquired Fund identifies in writing.  The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii)  Scale of investment.  Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investments in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) An Acquiring Fund and its advisory group, as that term is defined in the Rule (the “Advisory Group”), individually and in the aggregate, will not hold or beneficially own more than 25% of the total outstanding Shares of an Acquired Fund or otherwise control an Acquired Fund within the meaning of Section 2(a)(9) of the 1940 Act.  The Acquired Investment Company may redeem (in cash or in kind) Shares held by the Acquiring Funds in an amount necessary to reduce the Advisory Group’s holdings or beneficial ownership to or below 25% of the total outstanding Shares of such Acquired Fund.  For purposes of this Section, an Acquiring Fund that acquires Shares of an Acquired Fund that is a Feeder Fund will be considered to have acquired Shares of the Feeder Fund and the Feeder Fund’s Master Fund and the procedures described in this Section will apply to the Acquiring Fund’s ownership of Shares of the Feeder Fund and the Feeder Fund’s Master Fund.

No Acquired Fund shall be obligated to sell any Shares to any Acquiring Fund and an Acquired Fund may reject any purchase order for any reason, in accordance with the Acquired Fund’s then-current registration statement, including if the Acquired Investment Company believes that rejection of a purchase order is in the best interests of an Acquired Fund or following a resolution of the Board of Directors/Trustees of the Acquired Investment Company to liquidate an Acquired Fund.  No Acquiring Fund will (i) acquire Shares of an Acquired Fund that invests directly in portfolio securities (a “Stand Alone Acquired Fund”) that would result in the Acquiring Fund and other members of the Advisory Group owning Shares of the Stand Alone Acquired Fund in excess of 25% of the total outstanding Shares of such Stand Alone Acquired Fund, or (ii) acquire Shares of an Acquired Fund that is a Feeder Fund that would result in the Acquiring Fund (indirectly) owning Shares in the Acquired Fund’s corresponding Master Fund in excess of 25% of the total outstanding Shares of such Master Fund.  Schedule B to this Agreement indicates which Acquired Funds are Stand Alone Acquired Funds, Feeder Funds, and Master Funds.  For purposes of this Section, an Acquiring Fund that acquires Shares of an Acquired Fund that is a Feeder Fund will be considered to have acquired Shares of the Feeder Fund and the Feeder Fund’s Master Fund.  The Acquiring Investment Company hereby acknowledges that, if an Acquiring Fund’s indirect ownership of Shares in the Acquired Fund’s Master Fund (aggregated with the indirect ownership by other members of the Advisory Group) is determined to exceed the limitations of this Section, the Acquired Fund may redeem such amount of its Shares owned by the Acquiring Fund sufficient to comply with this Section.

The foregoing provisions relating to control shall not apply if the Acquiring Fund’s investment sub-adviser or any person controlling, controlled by, or under common control with such investment sub-adviser acts as an Acquired Fund’s investment adviser or depositor, consistent with the Rule.

At the time of an Acquiring Fund’s investment in Shares of an Acquired Fund in excess of the limit in Section 12(d)(1)(A)(i), the Acquiring Investment Company will notify the Acquired Investment Company as soon as practicable of the investment (which notification may be via email to the contact(s) identified in this Agreement).  At or before such time, the Acquiring Investment Company will transmit to the Acquired Investment Company a list (the “List”) of the name of each entity deemed for purposes of complying with Rule 12d1-4 as its Advisory Group.  The Acquiring Investment Company will notify the Acquired Investment Company of any changes to the List as soon as reasonably practicable after a change occurs.  Furthermore, for the avoidance of doubt, this Section 1(b) shall not, in any way, be construed to impose an affirmative obligation on an Acquired Investment Company, on behalf of its respective Acquired Fund, to monitor, notify, or redeem an Acquiring Fund’s ownership of Shares in an Acquired Fund unless otherwise noted.

Notwithstanding the foregoing, the Acquired Investment Company agrees to use reasonable efforts to provide notice to the Acquiring Investment Company upon becoming aware that an Acquiring Fund’s investment in Shares of an Acquired Fund exceeds (i) 2% or more of the outstanding voting securities of such Acquired Fund, (ii) 3% or more of the outstanding voting securities of such Acquired Fund, (iii) 20% or more of the outstanding voting securities of such Acquired Fund and (ii) 25% or more of the outstanding voting securities of such Acquired Fund.   An Acquired Fund will also use reasonable efforts to coordinate with the Acquiring Fund to ensure that the proxies of the Acquiring Fund and/or its Advisory Group be voted in accordance with the Rule to the extent that any of the voting requirements are triggered by the Acquiring Fund’s ownership limits discussed herein.

(c) In order to assist the Acquiring Fund’s Investment Adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.  The parties agree that, absent unusual circumstances, such information shall be contained in the Acquired Funds’ registration statements, as amended and supplemented from time to time, and shareholder reports.

(d) In order to assist the Acquired Investment Companies, the Acquired Funds, and Dimensional with complying with the Rule, the Acquiring Investment Company agrees to provide the Acquired Investment Companies, the Acquired Funds, and Dimensional with a copy of the certification(s) provided to the Acquiring Funds by the Insurance Companies consistent with Rule 12d1-4.

2.                              Representations, Warranties, and Agreements of the Acquiring Investment Company and the Acquiring Funds

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by an Acquired Fund, the Distributor, or Broker to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B), each Acquiring Fund represents, warrants, and agrees that it will, for as long as this Agreement remains in effect: (i) comply with all of the terms and conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to the Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the applicable Acquired Fund in writing if such Acquiring Fund fails to comply with (A) the terms and conditions of the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or (B) this Agreement.

(b) Prior to an Acquiring Fund’s initial investment in an Acquired Fund in excess of the limit in Section 12(d)(1)(A)(i) pursuant to the terms of this Agreement, the Acquiring Fund shall provide written confirmation to the Acquired Fund that the Acquiring Funds’ Investment Adviser has made all findings and evaluations required on behalf of the Acquiring Fund in accordance with the Rule.

(c)  The Acquiring Investment Company, on behalf of each Acquiring Fund, represents and warrants to each Acquired Investment Company, the Acquired Funds, Dimensional, and each Insurance Company that each Acquiring Fund is currently qualified and eligible to be classified for federal income tax purposes as a partnership that is not a publicly-traded partnership taxable as a corporation within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, and that it will use its reasonable best efforts to maintain such qualification and eligibility and that it will notify the Acquired Investment Company, the Acquired Funds, Dimensional, and each Insurance Company immediately upon having a reasonable basis for believing that an Acquiring Fund has ceased to so qualify or to be so eligible or that the Acquiring Fund might not so qualify or be eligible in the future.

(d) The Acquiring Investment Company, on behalf of each Acquiring Fund, further represents and warrants to each Acquired Investment Company, the Acquired Funds, Dimensional, and each Insurance Company that the Acquiring Fund will use reasonable best efforts to comply and to maintain such compliance with the diversification requirements for variable annuity, endowment, or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation U.S. Treasury Regulations (“Treas. Reg.”) §1.817-5, and that it will notify the Acquired Investment Company, the Acquired Funds, Dimensional, and each Insurance Company immediately upon having a reasonable basis for believing that the Acquiring Fund has ceased to comply or might not so comply in the future with Treas. Reg. §1.817-5.  In the event of a breach of this Section 2(d) by the Acquiring Investment Company, it will take all reasonable steps to adequately diversify the Acquiring Fund so as to achieve compliance within the grace period afforded by Treas. Reg. §1.817-5.

(e) The Acquiring Investment Company represents and warrants that, except as otherwise permitted by Treas. Reg. §1.817-5(f)(3), all of the shares of each Acquiring Fund are held and will continue to be held, directly or indirectly, by one or more separate accounts of one or more insurance companies, public access to the Acquiring Funds is available exclusively through the purchase of a variable contract within the meaning of Section 817(d) of the Code, and the Acquiring Investment Company will notify the Acquired Investment Company, the Acquired Funds, and Dimensional immediately upon having a reasonable basis for believing that its shares are held by an investor that is not so permitted.

3.                                    Representations, Warranties, and Agreements of the Acquired Funds and the Acquired Investment Companies

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by an Acquired Fund, the Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), each Acquired Fund represents, warrants, and agrees that it will, for as long as this Agreement remains in effect: (i) comply with all of the terms and conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to the Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the applicable Acquiring Fund in writing if such Acquired Fund fails to comply with (A) the terms and conditions of the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or (B) this Agreement.

(b) Prior to an Acquired Fund’s initial acceptance of any subscription or investment from an Acquiring Fund in excess of the limit in Section 12(d)(1)(A)(i) pursuant to the terms of this Agreement, the Acquired Fund shall provide written confirmation to the Acquiring Fund that Dimensional has made all findings and evaluations required on behalf of the Acquired Fund in accordance with the Rule.

(c) Each Acquired Investment Company, on behalf of each of its respective Acquired Funds, represents and warrants to each Insurance Company, the Acquiring Investment Company, and the Acquiring Funds’ Investment Adviser that each Acquired Fund is currently qualified and eligible to be treated as a regulated investment company under Subchapter M of the Code, and the regulations thereunder, and that it will use reasonable best efforts to qualify and to maintain such qualification and eligibility (under Subchapter M of the Code or any successor or similar provision) and that it will notify each Insurance Company, the Acquiring Investment Company, and the Acquiring Funds’ Investment Adviser immediately upon having a reasonable basis for believing that an Acquired Fund has ceased to so qualify or to be so eligible (taking into account the grace period afforded by Section 851(d)(1) of the Code with respect to the diversification requirements under Section 851(b)(3) of the Code) or that the Acquired Fund might not so qualify or be eligible in the future.

(d) The Acquired Investment Companies have registered for sale under the 1933 Act and the 1940 Act and, as applicable, under state securities laws, such Shares of the Acquired Funds as may be reasonably necessary for investment by the Acquiring Funds under this Agreement.  Shares of the Acquired Funds shall be sold by the Acquired Investment Companies and purchased by the Acquiring Funds in accordance with the terms of Schedule D attached hereto.

(e) DFAIDG, on behalf of each Acquired Fund that is identified as a “VA Portfolio” on Schedule B to this Agreement, further represents and warrants that the VA Portfolio will use reasonable best efforts to comply and to maintain such compliance with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treas. Reg. §1.817-5, and that it will notify each Insurance Company, the Acquiring Investment Company and the Acquiring Funds’ Investment Adviser immediately upon having a reasonable basis for believing that a VA Portfolio has ceased to comply or might not so comply in the future with Treas. Reg. §1.817-5.  In the event of a breach of this Section 3(e) by DFAIDG, it will take all reasonable steps to adequately diversify the VA Portfolio so as to achieve compliance within the grace period afforded by Treas. Reg. §1.817-5.

4.                                    Representations, Warranties, and Agreements of the Insurance Companies

(a) Each Insurance Company represents and warrants that it has or will have registered each Account as a unit investment trust, in accordance with the provisions of the 1940 Act, or each such Account is, and will continue to be, exempt from registration under Section 3(c) of the 1940 Act, to serve as a segregated investment account for the Contracts.

(b) Each Insurance Company represents that the Contracts currently are treated as variable life insurance or variable annuity contracts under the Code, and that the Insurance Company will (a) maintain such treatment, and (b) notify the Acquiring Investment Company, the Acquiring Funds’ Investment Adviser, Dimensional, the Acquired Investment Companies, and the Acquired Funds promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

(c) Each Insurance Company represents and warrants that it is a life insurance company, within the meaning of Section 816(a) of the Code, duly organized and in good standing under applicable law; and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under all applicable laws; and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of Section 817(d) of the Code; and that it has and will maintain the capacity to issue all Contracts that may be sold; and that the Insurance Company is properly licensed, qualified, and in good standing to sell the Contracts in all jurisdictions where the Insurance Company does business; and it will notify the Acquired Investment Companies, the Acquired Funds and Dimensional immediately upon having a reasonable basis for believing that any of the representations and warranties set forth in this Section 4(c) may no longer be true.

(d) Each Insurance Company represents and warrants that the Contracts are or will be registered under the 1933 Act and the 1940 Act or are or will be exempt from registration therefrom.  The Insurance Company represents and warrants that the Contracts will be issued and sold in compliance, in all material respects, with all applicable laws.

(e)  The Insurance Companies also represent and warrant to each Acquired Investment Company, the Acquired Funds, Dimensional, and the Acquiring Investment Company and the Acquiring Funds’ Investment Adviser that each Insurance Company has obtained from the Internal Revenue Service (the “IRS”) a private letter ruling, dated September 14, 2016, bearing the reference number “PLR-107166-16,” whereby the IRS ruled, among other things, that an Acquiring Fund’s investment of substantially all of its assets in Acquired Funds will not cause a person who owns a Contract to be treated as the owner of Shares in an Acquired Fund for federal income tax purposes, and that it will notify the Acquired Investment Companies, the Acquired Funds, Dimensional, and each Insurance Company immediately upon having a reasonable basis for believing that the facts or the representations upon which the private letter ruling is based are incorrect in any material respect, that a material fact was omitted from the private letter ruling request or that the IRS intends to revoke the private letter ruling issued to the Insurance Companies or limit its application in any material respect.

5.                                    Additional Representations and Warranties of the Parties

(a) The parties represent and warrant to each other and agree to limit, and not to facilitate, a Contract holder’s participation in the Acquiring Funds’ investment process such that: (1) there is not, and there will not be, any arrangement, plan, contract, or agreement between Dimensional and a Contract holder regarding the availability of an Acquired Fund to the Acquiring Funds or the specific assets to be held by the Acquiring Funds; (2) other than a Contract holder’s ability to allocate Contract premiums and transfer amounts in the Account to and from the Account corresponding to the Acquiring Funds, all investment decisions concerning the Acquiring Funds will be made by the Acquiring Funds’ Investment Adviser and all investment decisions concerning the Acquired Funds will be made by Dimensional and the Acquired Investment Company Board in their sole and absolute discretion, and a Contract holder cannot, and will not be able to, (A) direct the Acquiring Funds’ investment in any particular asset or recommend a particular investment or investment strategy, or (B) communicate directly or indirectly with Dimensional concerning the selection, quality, or rate of return on any specific investment or group of investments held by an Acquired Fund; (3) there is not, and will not be, any agreement or plan between Dimensional and a Contract holder regarding a particular investment of the Acquired Fund; (4) a Contract holder does not have, and will not have, (A) any current knowledge of the Acquiring Funds’ specific assets other than as may be required to be presented in periodic reports to the Acquiring Funds’ shareholders; (B) knowledge of the specific methodology used, or the specific factors taken into consideration, by the Acquiring Funds’ Investment Adviser when determining the particular Acquired Funds and other investments in which the Acquiring Funds will invest; or (C) current knowledge of the specific allocation of the Acquiring Funds’ assets among those Acquired Funds or other investments; (5) a Contract holder does not have, and will not have, any legal, equitable, direct, or indirect ownership interest in any of the assets of the Acquired Fund; and (6) a Contract holder only has, and only will have, a contractual claim against the Insurance Company offering the Contract to receive cash from the Insurance Company under the terms of the Contract.  Each Acquired Fund or other fund in which the Acquiring Funds invest has elected and continues to qualify or, if newly organized, shall elect and qualify to be taxed as a regulated investment company under Subchapter M of the Code.

(b) The Acquiring Investment Company, on behalf of the Acquiring Funds, and the Acquiring Funds’ Investment Adviser, represent and warrant that: (1) the percentage of the Acquiring Funds’ assets invested in a particular Acquired Fund or other assets (A) will not be fixed in advance of any Contract holder’s investment and will be subject to change by the Acquiring Funds’ Investment Adviser at any time without notice; and (B) the Acquiring Funds’ Investment Adviser has the right to add or remove Acquired Funds and other assets and to change the investment allocation percentages in the Acquired Funds and other assets at any time without notice; and (2) the Acquiring Funds’ Investment Adviser will periodically review the Acquiring Funds allocations to the Acquired Funds and the Acquiring Funds’ Investment Adviser may modify the allocations of the Acquiring Funds to the Acquired Funds and/or add or remove Acquired Funds.

6.                                    Provisions under the DFA Mixed and Shared Funding Order

(a) To the extent required by applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC to the Acquired Funds, including the DFA Mixed and Shared Funding Order, the Directors of DFAIDG will monitor the Acquired Funds that are subject to the DFA Mixed and Shared Funding Order for the existence of any material irreconcilable conflict between the interests of the Contract holders of all separate accounts investing in the Acquired Funds.  A material irreconcilable conflict may arise for a variety of reasons, including:  (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance (including federal, state, or other jurisdiction), tax, or securities laws or regulations, a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Acquired Fund is being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract holders; or (f) a decision by an Insurance Company to disregard the voting instructions of Contract holders.  The Board of DFAIDG shall promptly inform the Acquiring Investment Company if the Board determines that a material irreconcilable conflict exists and the implications thereof.

(b)  The Acquired Funds promptly shall deliver to the Acquiring Investment Company and the Acquiring Funds’ Investment Adviser, a copy of any notice of any application filed with the SEC by the Acquired Funds to amend, or if granted, would have the effect of amending, the Mixed and Shared Funding Order, as well as any order issued by the SEC pursuant to such notice.

(c)  The Acquiring Funds’ Investment Adviser will report any potential or existing conflicts in the Acquired Funds of which the Acquiring Funds’ Investment Adviser is aware to the Directors of DFAIDG and, on an annual basis or as requested by DFAIDG from time to time, shall provide DFAIDG with written notification, on DFAIDG’s form, that the Acquiring Funds’ Investment Adviser is not aware of any conflict, if such is the case.  The Acquiring Funds’ Investment Adviser will provide the DFAIDG Board with all information reasonably necessary for the Directors of DFAIDG to consider any issues raised when carrying out their responsibilities under any applicable provisions of the federal securities laws and/or the DFA Mixed and Shared Funding Order.

(d)  If it is determined by a majority of the Directors of DFAIDG, or a majority of the Disinterested Directors of DFAIDG, that a material irreconcilable conflict exists, the Acquiring Investment Company shall, at the request of the Directors of DFAIDG, redeem the Shares of the Acquired Funds held by the Acquiring Funds.

7.                                    Indemnification

A.        Indemnification by the Acquiring Funds’ Investment Adviser

(a) The Acquiring Funds’ Investment Adviser agrees to indemnify, hold harmless and defend, as limited by and in accordance with the provisions of subsections (b) and (c) below, the applicable Acquired Investment Company, and Dimensional (together, the “Dimensional Parties”), and each of their directors, trustees, and officers (as applicable), and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Acquiring Funds’ Investment Adviser) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under law, rule, regulation, order, or written interpretation of any governmental body or self-regulatory organization, and any writ, judgment, injunction or court decree (“Law”), and: (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statements on Form N-1A describing the Acquiring Investment Company and the Acquiring Funds, and in the registration statement, offering memoranda, or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Acquiring Funds’ Investment Adviser or the Insurance Company by or on behalf of the Acquiring Fund for use in the registration statement or offering memoranda for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or the shares of the Acquiring Funds; (ii) arise out of, or as a result of, statements or representations or wrongful conduct of the Acquiring Funds’ Investment Adviser or persons under its control, with respect to the sale or distribution of the Contracts or the shares of the Acquiring Funds; (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Acquiring Investment Company and the Acquiring Funds or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to any of the Dimensional Parties by or on behalf of the Acquiring Funds’ Investment Adviser; (iv) arise out of, or as a result of, any failure by the Acquiring Funds’ Investment Adviser or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; (v) arise out of, or result from, any material breach of any representation, warranty and/or covenant made by the Acquiring Funds’ Investment Adviser or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Acquiring Funds’ Investment Adviser or persons under its control; (vi) arise as a result of a failure, except as otherwise permitted by Treas. Reg. §1.817-5(f)(3), (A) of all of the shares of an Acquiring Fund to be held by one or more separate accounts of one or more life insurance companies within the meaning of Section 816(a) of the Code, and (B) public access to the Acquiring Funds to be available exclusively through the purchase of a variable contract within the meaning of Section 817(d) of the Code; or (vii) arise as a result of failure by and Acquiring Fund to (A) comply and to maintain compliance with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code and the rules and regulations thereunder, otherwise than by reason of an Acquired Fund’s failure to comply with Subchapter M or Section 817(h) of the Code and the rules and regulations thereunder, or (B) qualify for treatment, for federal income tax purposes as a partnership that is not a publicly-traded partnership taxable as a corporation within the meaning of Section 7704 of the Code and the rules and regulations thereunder.

(b) The Acquiring Funds’ Investment Adviser shall not be liable under this indemnification provision with respect to any special or consequential damages or any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to the Acquiring Investment Company, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

(c) The Acquiring Funds’ Investment Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified

Party shall have notified the Acquiring Funds’ Investment Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Acquiring Funds’ Investment Adviser of any such claim shall not relieve the Acquiring Funds’ Investment Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Acquiring Funds’ Investment Adviser shall be entitled to participate, at its own expense, in the defense of such action, provided that it gives written notice of such intention to the Indemnified Parties.  The Acquiring Funds’ Investment Adviser also shall be entitled to assume and to control the defense thereof.  After notice from the Acquiring Funds’ Investment Adviser to such Party of the Acquiring Funds’ Investment Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Acquiring Funds’ Investment Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify the Acquiring Funds’ Investment Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares of the Acquiring Funds or the operation of the Acquiring Funds.

(e) The parties to this Agreement acknowledge that the obligations of each Acquiring Fund hereunder are several, and not joint.  The obligations of each Acquiring Fund pursuant to this Section shall be confined solely to each Acquiring Fund.

B.         Indemnification by the Insurance Companies

(a) Each Insurance Company agrees to indemnify, hold harmless, and defend as limited by and in accordance with the provisions of subsections (b) and (c) below, the applicable Acquired Investment Company and Dimensional, and each of their directors and officers (as applicable), and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any Law, and: (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, offering memoranda, or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurance Company by or on behalf of an Acquired Investment Company for use in the registration statement or offering memoranda for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or the shares of the Acquiring Funds; (ii) arise out of, or as a result of, statements or representations or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or the shares of the Acquiring Funds; (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, offering memoranda, or sales literature covering the Contracts or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to any of the Dimensional Parties by or on behalf of the Insurance Company; (iv) arise out of, or as a result of, any failure by the Insurance Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; (v) arise out of, or result from, any material breach of any representation, warranty and/or covenant made by the Insurance Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company or persons under its control; (vi) arise as a result of a failure by a Contract issued by the Insurance Company to qualify as a variable annuity contract or variable life insurance contract under the Code, otherwise than by reason of the Acquired Fund’s failure to comply with Subchapter M or Section 817(h) of the Code and the rules and regulations thereunder; (vii) arise as a result of a failure by the Insurance Company to qualify as a life insurance company within the meaning of Section 816(a) of the Code and the rules and regulations thereunder, or the failure to offer interests in each Account exclusively through the purchase of or transfer into a “variable contract” within the meaning of Section 817(d) of the Code and the rules and regulations thereunder; or (viii) arise out of, or result from, the facts or the representations upon which the private letter ruling described in Section 4(e) of this Agreement is based being incorrect in any material respect, the omission of a material fact from the private letter ruling request described in Section 4(e) of this Agreement, the IRS’s revocation of such private letter ruling or the IRS limiting the application of such private letter ruling in any material respect.

(b) Each Insurance Company shall not be liable under this indemnification provision with respect to any special or consequential damages or any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to the Dimensional Parties, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

(c) Each Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify  the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of such action, provided that it gives written notice of such intention to the Indemnified Parties.  The Insurance Company also shall be entitled to assume and to control the defense thereof.  After notice from the Insurance Company to such Party of the Insurance Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares of the Acquiring Funds or the Contracts or the operation of the Acquiring Funds.

(e) The parties to this Agreement acknowledge that the obligations of each Insurance Company hereunder are several, and not joint.  The obligations of Insurance Company #1 to indemnify the Indemnified Parties pursuant to this Section shall be confined solely to Insurance Company #1, and the obligations of Insurance Company #2 to indemnify the Indemnified Parties pursuant to this Section shall be confined solely to Insurance Company #2.

C.         Indemnification by the Acquired Investment Companies

(a) Each Acquired Investment Company, with respect to an Acquired Fund that is a series of such Acquired Investment Company, agrees to indemnify, hold harmless, and defend as limited by and in accordance with the provisions of subsections (b), (c), and (e) below, the Acquiring Funds’ Investment Adviser and each Insurance Company, and each of their directors and officers and each person, if any, who controls the Acquiring Funds’ Investment Adviser and each Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Acquired Investment Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any Law, and: (i) arise out of or based upon any untrue statements or alleged untrue statements of any material fact contained in the statements on Form N-1A or current prospectus(es) or sales literature of the Acquired Investment Company with respect to the Acquired Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to any of the Indemnified Parties by or on behalf of the Acquiring Funds’ Investment Adviser or an Insurance Company for use in the Acquired Investment Company’s registration statement on Form N-1A and prospectus(es) with respect to the Acquired Fund or in sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Shares of the Acquired Fund; (ii) arise out of, or as a result of, statements or representations or wrongful conduct of the Acquired Investment Company or persons under its control, with respect to the sale or distribution of the Shares of the Acquired Fund (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of the Acquired Investment Companies); (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto with respect to an Acquired Fund, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurance Company by or on behalf of the Acquired Investment Company; (iv) arise out of, or as a result of, any failure by the Acquired Investment Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; (v) arise out of, or result from, any material breach of any representation and/or warranty made by the Acquired Investment Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Acquired Investment Company or persons under its control; (vi) with respect to DFAIDG only, arise as a result of failure by a VA Portfolio to comply and to maintain compliance with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code and the rules and regulations thereunder, otherwise than by reason of the Acquiring Funds’ failure to qualify for treatment, for federal income tax purposes, as a partnership that is not a publicly-traded partnership taxable as a corporation within the meaning of Section 7704 of the Code and the rules and regulations thereunder or to comply with Section 817(h) of the Code and the rules and regulations thereunder; or (vii) arise as a result of failure by an Acquired Fund to comply and to maintain compliance with Subchapter M of the Code and the rules and regulations thereunder, otherwise than by reason of the Acquiring Funds’ failure to qualify for treatment, for federal income tax purposes, as a partnership that is not a publicly-traded partnership taxable as a corporation within the meaning of Section 7704 of the Code and the rules and regulations thereunder or to comply with Section 817(h) of the Code and the rules and regulations thereunder.

(b) Each Acquired Investment Company shall not be liable under this indemnification provision with respect to any special or consequential damages or any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to the Acquiring Funds’ Investment Adviser, each Insurance Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

(c) Each Acquired Investment Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Acquired Investment Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Acquired Investment Company of any such claim shall not relieve the Acquired Investment Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, an Acquired Investment Company shall be entitled to participate, at its own expense, in the defense of such action, provided that it gives written notice of such intention to the Indemnified Parties.  An Acquired Investment Company also shall be entitled to assume and to control the defense thereof.  After notice from Dimensional to such Indemnified Party of the Acquired Investment Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Acquired Investment Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify each Acquired Investment Company of the commencement of any litigation or proceedings against the Indemnified Parties in connection with the issuance or sale of the Shares of the Acquired Funds or the Contracts or the operation of the Accounts.

(e) The parties to this Agreement acknowledge that the obligations of each Acquired Fund hereunder are several, not joint.  The obligations of DFAIDG to indemnify the Indemnified Parties pursuant to this Section shall be confined solely to DFAIDG, and the obligations of DIG to indemnify the Indemnified Parties pursuant to this Section shall be confined solely to DIG.

8.                  Notices

All notices, including all information that a party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Investment Company & the Acquiring Funds:	If to the Acquired Investment Companies & the Acquired Funds:

Robin Yonis, General Counsel

c/o Pacific Select Fund

700 Newport Center Drive

Newport Beach, CA 92660

Email: ContractNotifications@PacificLife.com

With a copy to:

Audrey Cheng

Attn: Legal Dept.

700 Newport Center Drive

Newport Beach, CA 92660

Email: ContractNotifications@PacificLife.com

If to the Acquiring Funds’
Investment Adviser:

Robin Yonis, General Counsel

c/o Pacific Life Fund Advisors LLC

700 Newport Center Drive

Newport Beach, CA 92660

Legal Department

DFA Investment Dimensions Group Inc.

Dimensional Investment Group Inc.

6300 Bee Caves Road, Building One

Austin, TX  78746

With a copy to: GCG_Ops@dimensional.com

If to Dimensional:

Legal Department

Dimensional Fund Advisors LP

6300 Bee Caves Road, Building One

Austin, TX  78746

With a copy to: GCG_Ops@dimensional.com

With a copy to: ContractNotifications@PacificLife.com

If to Insurance Company #1:

Pacific Life Insurance Company

Attn: Variable Regulatory Compliance Department700 Newport Center Drive

Newport Beach, CA 92660

Email: PLINSteam@pacificlife.com

If to Insurance Company #2: Pacific Life and Annuity Company Attn: Variable Regulatory Compliance Department 700 Newport Center Drive Newport Beach, CA 92660 Email: PLINSteam@pacificlife.com

9.                  Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles, and the applicable provisions of the 1940 Act or other federal laws and regulations which may be applicable.  To the extent that the applicable laws of the State of Delaware or any of the provisions herein conflict with the applicable provisions of the 1940 Act or other federal laws and regulations which may be applicable, the latter shall control.  The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of Delaware for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

10.          Term and Termination

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time.  While the terms of the Agreement shall only be applicable to investments by the Acquiring Funds in the Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 10.

(b) This Agreement shall continue, in its entirety or with respect to any particular Acquiring Fund or Acquired Fund, until terminated in writing by any party upon 60 days’ written notice to the other parties; provided, however, that the provisions of Section 7 shall survive the termination of this Agreement.  Upon termination of this Agreement, no Acquiring Fund may purchase additional shares of an Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.  Upon termination of this Agreement with respect to any particular Acquiring Fund or Acquired Fund, the parties may not rely on the Rule with respect to any investment by such terminated Acquiring Fund in Shares of Acquired Funds or investment in Shares of such terminated Acquired Fund by Acquiring Funds.

(c) At the option of an Acquired Investment Company or Dimensional, this Agreement shall terminate immediately upon written notice on failure, except as otherwise permitted by Treas. Reg. §1.817-5(f)(3), (A) of all of the shares of an Acquiring Fund to be held by one or more separate accounts of one or more life insurance companies within the meaning of Section 816(a) of the Code, and (B) of public access to the Acquiring Fund to be available exclusively through the purchase of a variable contract within the meaning of Section 817(d) of the Code, or (ii) if an Acquiring Fund fails to meet the requirements (A) for diversification under Section 817 of the Code and Treas. Reg. §1.817-5, (B) for  treatment, for federal income tax purposes, as a partnership that is not a publicly-traded partnership taxable as a corporation within the meaning of Section 7704 of the Code and the rules and regulations thereunder, or (C) for look-through treatment under Treas. Reg. §1.817-5(f), or if the Acquired Investment Company or Dimensional reasonably believes that the Acquiring Fund may fail to so qualify.

(d) At the option of an Insurance Company, this Agreement shall terminate immediately upon written notice if an Acquired Fund fails to meet the requirements for diversification under Section 817 of the Code and Treas. Reg. §1.817-5, for treatment as a regulated investment company under Subchapter M of the Code or if an Acquired Fund that is a VA Portfolio fails to meet the requirements for look-through treatment under Treas. Reg. §1.817-5(f), or if the Insurance Company reasonably believes that the Acquired Fund may fail to so qualify.

(e) At the option of the Acquiring Fund or the Acquiring Funds’ Investment Adviser, this Agreement shall terminate immediately upon written notice if an Acquired Fund that is a VA Portfolio fails to meet the requirements for diversification under Section 817 of the Code and Treas. Reg. §1.817-5, for treatment as a regulated investment company under Subchapter M of the Code or if an Acquired Fund that is a VA Portfolio fails to meet the requirements for look-through treatment under Treas. Reg. §1.817-5(f), or if the Acquiring Investment Company or the Acquiring Funds’ Investment Adviser reasonably believes that the VA Portfolio may fail to so qualify.

(f) This Agreement may be terminated upon a party’s reasonable determination that the other parties have failed to comply with the requirements of the 1940 Act.  This Agreement  also may be terminated by the Acquired Investment Companies and/or Dimensional upon the Acquired Investment Companies or Dimensional having a reasonable basis to believe that the facts or the representations upon which the private letter ruling described in Section 4(e) of this Agreement is based are incorrect in any material respect, that the IRS intends to revoke such private letter ruling or that the IRS intends to limit the application of such private letter ruling in any material respect.  In the case where the Acquired Investment Companies or Dimensional have determined that: (a) the Acquiring Investment Company, the Acquiring Funds, the Acquiring Funds’ Investment Adviser, or the Insurance Companies have failed to comply with the conditions of the 1940 Act, and to the extent not otherwise permissible under Section 12 of the 1940 Act, or (b) the facts or the representations upon which the private letter ruling described in Section 4(e) of this Agreement is based are incorrect in any material respect, that a material fact was omitted from the private letter ruling request described in Section 4(e) of this Agreement, that the IRS intends to revoke such private letter ruling or that the IRS intends to limit the application of such private letter ruling in any material respect, then Dimensional is hereby authorized to redeem the Shares of the Acquired Funds held by the Acquiring Funds in such amounts as Dimensional deems necessary and appropriate.

11.          Miscellaneous

(a) Material Representations.  It is understood that the name “Dimensional Fund Advisors,” “Dimensional,” “DFA” or any derivative thereof or logos associated with those names are the valuable property of Dimensional and its affiliates.  Each Acquired Investment Company hereby consents to the Acquiring Investment Company’s use of the name of the Acquired Investment Company’s Acquired Funds and the names of their affiliates in the Acquiring Funds’ disclosure documents and, to the extent required, necessary, or advisable, in shareholder communications for so long as this Agreement is valid.  Dimensional hereby consents to the use of the name “Dimensional,” “Dimensional Fund Advisors,” “DFA,” or any derivative thereof or logos associated with those names in the Acquiring Funds’ disclosure documents, and to the extent required, necessary or advisable, in shareholder communications for so long as this Agreement is valid; provided however, Dimensional may withdraw authorization for the use of its name in relation to the Acquiring Funds upon sixty (60) days’ written notice to the Acquiring Investment Company, provided further, however, that the Acquiring Investment Company and/or the Acquiring Funds may continue to use the names of the above referenced trade names in its registration statement or other documents to the extent deemed necessary by the Acquiring Investment Company and/or the Acquiring Funds to comply with disclosure obligations under applicable law and regulation.  No party hereto, or any of their affiliates, shall use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, derivatives or simulation thereof, of any other party hereto, or any of their affiliates, for any purpose, including in its marketing materials, unless it first receives prior written approval of the relevant party(ies), which such approval may not be unreasonably withheld.  Upon termination of this Agreement or withdrawal of any such approval, the parties shall immediately forthwith cease to use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, or simulation thereof, of any other party except to the extent that continued use is required by applicable laws, rules, and regulations.

(b) The Acquiring Investment Company promptly shall inform the Acquired Investment Companies and Dimensional as to the status of all sales literature filings relating to the Acquiring Funds that mention the Acquired Funds, and promptly shall notify Dimensional of all approvals or disapprovals of sales literature filings pertaining to the Acquiring Funds that mention the Acquired Funds with regulatory authorities.  Each Insurance Company promptly shall provide the Acquired Investment Companies with copies of any owner complaints respecting the Contracts that relate to the Acquired Funds, and Dimensional shall promptly provide the Insurance Companies with copies of any complaints respecting the Contracts that Dimensional receives.  Except with the written consent of the Acquired Investment Companies or Dimensional, as appropriate, the Acquiring Investment Company shall not make any oral or written material representations concerning the Acquired Investment Companies, the Acquired Funds, or Dimensional other than the information or representations contained in:  (a) a registration statement or prospectus for an Acquired Investment Company, as amended or supplemented from time to time; (b) published reports or statements of the Acquired Funds that are in the public domain or are approved by the Acquired Investment Companies; or (c) sales literature or other promotional material of the Acquired Investment Companies.  Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Acquiring Funds or the Acquiring Funds’ Investment Adviser from providing information about the Acquired Investment Companies, the

Acquired Funds, Dimensional, or this Agreement to regulators, as required under applicable law, or to the members of the Acquiring Investment Company’s Board of Trustees, accountants, or legal counsel who have a need to know such information and who have been made aware of the restrictions contained in this Agreement concerning the use of such information.

(c) The Acquiring Funds’ Investment Adviser promptly shall provide the Acquired Investment Companies with copies of any complaints received from owners of the Contracts respecting the Acquired Investment Companies or the advisory services provided by Dimensional to the Acquired Investment Companies.

(d)  Except with the written consent of an Insurance Company, each Acquired Investment Company and Dimensional shall not make any material representations concerning the Insurance Companies or the Contracts, other than the information or representations contained in:

(i)                      a registration statement, prospectus, or offering memoranda for the Contracts, as amended or supplemented from time to time;

(ii)                  published reports or statements of the Contracts or the Accounts that are in the public domain or are approved by the Insurance Companies; or

(iii)              sales literature or other promotional material of the Insurance Companies.

(e) Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Acquired Investment Companies, the Acquired Funds, and Dimensional from providing information about the Acquiring Investment Company, the Acquiring Funds’ Investment Adviser, the Insurance Companies, or this Agreement to regulators, as required under applicable law, or to members of an Acquired Investment Company’s Board, accountants, or legal counsel who have a need to know such information and who have been made aware of the restrictions contained in this Agreement concerning the use of such information.

(f) For purposes of Sections 11(b) through 11(e), the phrase “sales literature or other promotional material” shall be construed in accordance with all applicable laws and regulations.

(g) Assignment.  This Agreement may not be assigned by any party without the prior written consent of the other parties.  This Agreement is binding upon, and inures to the benefit of, the parties hereto, and their respective successors and assigns.

(h) Amendment.  This Agreement may be amended only by a writing that is signed by each party, except with respect to the contact information included in Section 8, which may be amended from time to time by any party upon written notice to the other parties.

(i) Several Liability.  In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the Acquiring Investment Company.  In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other series of the applicable Acquired Investment Company.

(j) Counterparts.  The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively constitute only one Agreement.  The signatures of all of the parties need not appear on the same counterpart.  This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.

(k) Use of Terms.  Unless indicated otherwise, any term used but not defined in this Agreement shall be construed as defined in or interpreted under the Rule.

(l) Severability.  If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(m) Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

(n) Confidentiality.  Each party shall treat all non-public information about another party to this Agreement as confidential, proprietary information of such other party (“Confidential Information”). Such Confidential Information includes but is not limited to information about business operations, non-public portfolio holdings, business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party. Each party shall use Confidential Information only in furtherance of the purposes of this Agreement, limit access to the Confidential Information within its organization to those employees who reasonably require access to such Confidential Information and shall not disclose such Confidential Information to any third parties except as otherwise expressly provided for in this Agreement, and otherwise maintain policies and procedures reasonably designed to prevent disclosure of the Confidential Information. Further, the parties are authorized to disclose Confidential Information if required by law or regulatory authorities having jurisdiction. The disclosing party shall, if permitted by applicable law, notify the other party of such disclosure as soon as reasonably practicable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Pacific Select Fund, on behalf of the Acquiring Funds listed on Schedule A to this Agreement, severally and not jointly

By: /s/Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

Pacific Life Fund Advisors LLC

By: /s/Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

Pacific Life Insurance Company, on behalf of itself and each of its Accounts listed on Schedule C to this Agreement

By: /s/Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

Pacific Life & Annuity Company, on behalf of itself and each of its Accounts listed on Schedule C to this Agreement

By: /s/Joe T. Miscolta
Name: Joe T Miscolta
Title: Assistant Vice President

DFA Investment Dimensions Group Inc., on behalf of the Acquired Funds listed on Schedule B to this Agreement, severally and not jointly

By: /s/Carolyn L. O
Name: Carolyn L. O
Title: Vice President & Secretary

Dimensional Investment Group Inc., on behalf of the Acquired Funds listed on Schedule B to this Agreement, severally and not jointly

By: /s/Ryan P. Buechner
Name: Ryan P. Buechner
Title: Vice President & Assistant Secretary

Dimensional Fund Advisors, LP

By: Dimensional Holdings Inc., General Partner

By: /s/Carolyn L. O
Name: Carolyn L. O
Title: Vice President & Assistant Secretary

SCHEDULE A

List of Acquiring Funds of the Acquiring Investment Company to which the Agreement Applies

PACIFIC SELECT FUND

PSF DFA Balanced Allocation Portfolio

A-1

SCHEDULE B

List of Acquired Funds of the Acquired Investment Companies to which the Agreement Applies

DFA INVESTMENT DIMENSIONS GROUP INC.

U.S. Core Equity 1 Portfolio*

Large Cap International Portfolio*

DFA Intermediate Government Fixed Income Portfolio*

DFA Intermediate-Term Extended Quality Portfolio*

DFA Short-Term Extended Quality Portfolio*

U.S. Large Cap Growth Portfolio*

U.S. Core Equity 2 Portfolio*

U.S. Small Cap Growth Portfolio*

DFA Real Estate Securities Portfolio*

VA U.S. Large Value Portfolio*

VA U.S. Targeted Value Portfolio*

VA International Small Portfolio*

VA Short-Term Fixed Portfolio*

VA Global Bond Portfolio*

DIMENSIONAL INVESTMENT GROUP INC.

US Large Company Portfolio*

* A Stand Alone Acquired Fund in which an Acquiring Fund and the members of the Advisory Group collectively may own up to 25% of the Stand Alone Acquired Fund’s total outstanding voting securities.

** An Acquired Fund that is a Feeder Fund investing in a Master Fund (which may also be a Stand Alone Acquired Fund) in which an Acquiring Fund and the members of the Advisory Group collectively may own up to 25% of the corresponding Master Fund’s total outstanding voting securities.

B-1

SCHEDULE C

LIST OF SEPARATE ACCOUNTS

Name of Insurance Company	Name of Separate Accounts
Pacific Life Insurance Company

Separate Account A of Pacific Life Insurance Company

Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company

Pacific Select Exec Separate Account of Pacific Life Insurance Company

Pacific COLI Separate Account of Pacific Life Insurance Company

Pacific COLI Separate Account II of Pacific Life Insurance Company

Pacific COLI Separate Account III of Pacific Life Insurance Company

Pacific COLI Separate Account IV of Pacific Life Insurance Company

Pacific COLI Separate Account V of Pacific Life Insurance Company

Pacific COLI Separate Account VI of Pacific Life Insurance Company

Pacific COLI Separate Account X of Pacific Life Insurance Company

Pacific COLI Separate Account XI of Pacific Life Insurance Company

Separate Account I of Pacific Life Insurance Company

Pacific Life & Annuity Company	Separate Account A of Pacific Life & Annuity Company Pacific Select Exec Separate Account of Pacific Life & Annuity Company

C-1

Separate Account I of Pacific Life & Annuity Company

C-2

SCHEDULE D

NSCC TRADING TERMS

1.                                    Shares of the respective Acquired Funds of an Acquired Investment Company listed on Schedule B hereto, as amended from time to time by the parties, shall be sold by the Acquired Investment Company through its agent DFA Securities LLC, and purchased by the Acquiring Funds for the appropriate Fund Account established with the Acquired Investment Company by the Acquiring Investment Company, at the applicable net asset value (“NAV”) in accordance with the provisions of this Agreement, the then current prospectus(es) of the Acquired Funds, and the Contracts.  DFAIDG and DIG will make the net asset value for each Acquired Fund available to the Acquiring Investment Company on a daily basis as soon as reasonably practicable after DFAIDG and DIG calculate each Acquired Fund’s net asset value per share, and DFAIDG and DIG shall use best efforts to make each Acquired Fund’s net asset value per share available by 6:30 p.m. Eastern time.

(a)                               Transmission of Instructions.  For each Acquired Investment Company and for each account  maintained by the Acquiring Funds with such Acquired Fund (each a “Fund Account”), the Acquiring Investment Company, on behalf of the Acquiring Funds, shall transmit to National Securities Clearing Corporation (“NSCC”) (which shall forward the information to the transfer agent of the Acquired Investment Company), no more than 10 aggregate purchase orders as follows:

(i)                                  5 purchase orders for the Fund Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(ii)                              5 purchase orders for the Fund Accounts expressed in shares (sent via NSCC’s DCC&S System);

and no more than 10 aggregate redemption orders as follows:

(i)                                  5 redemption orders for the Fund Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(ii)                              5 redemption orders for the Fund Accounts expressed in shares (sent via NSCC’s DCC&S System);

each of which reflects the aggregated effect of all purchases and all redemptions of Shares of the Acquired Fund in such categories, based upon instructions from each Fund Account (collectively, “Instructions”) received prior to the Close of Trading on a given Business Day (the “Trade Date”).  “Close of Trading” shall mean 4:00 p.m. Eastern Time on a Business Day or at such other time as the NAV of an Acquired Fund is calculated, as disclosed in the then current prospectus(es) of the Acquired Funds.  “Business Day” shall mean, unless otherwise noted in this Agreement, any day on which the New York Stock Exchange (the “NYSE”) is open for trading and on which an Acquired Fund calculates its NAV pursuant to the rules of the SEC.  “Business Day,” for the purposes of Section 1(b)-(c) of this Schedule D, shall also include any day on which the NSCC’s DCC&S System is open to transmit and settle orders, even if the NYSE is closed for trading on such day.

On any given Business Day, the Acquiring Investment Company or its designee shall accept Instructions in proper form from a Fund Account up to the Close of Trading, but in no event shall the Acquiring Investment Company accept Instructions that have been received by the Acquiring Investment Company or its designee after the Close of Trading on such Business Day.  Instructions received in proper form by the Acquiring Investment Company after the Close of Trading on any Business Day shall be treated as if accepted on the next following Business Day.  Each transmission of Instructions by the Acquiring Investment Company will constitute a representation that all purchase and redemption orders from the Fund Accounts were received by the Acquiring Investment Company or its designee prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, on the Business Day on which the purchase or redemption orders are transmitted, in accordance with Rule 22c-1 under the 1940 Act.

(b)                              Transmission Deadlines for the Fund Accounts.  The transmission of orders for the Fund Accounts will be accepted by the Acquired Investment Company or its transfer agent only if provided through NSCC’s DCC&S System in the file delivered to the Acquired Investment Company or its transfer agent prior to 6:30 a.m. Eastern Time (currently NSCC Cycle 8) on the next Business Day following the Trade Date.  Any information delivered to the Acquired Investment Company after such 6:30 a.m. Eastern Time file is received will be rejected by the Acquired Investment Company or its transfer agent, subject to the Acquired Investment Company’s sole discretion to accept any trade.

In the event that NSCC systems are not functioning on a given Business Day, the Acquiring Investment Company may transmit Instructions to the Acquired Investment Company, its transfer agent or as otherwise directed by the Acquired Investment Company or Dimensional via facsimile or other electronic transmission approved by the Acquired Investment Company by 8:30 a.m. Eastern Time on the next Business Day following the Trade Date; provided however, the Acquiring Investment Company will notify the Acquired Investment Company and Dimensional prior to transmitting Instructions via facsimile.  However, this paragraph will not be applicable to Instructions which have already been entered via NSCC but not received by the Acquired Investment Company or its transfer agent.  The Acquiring Investment Company must notify the Acquired Investment Company of the existence of any such Instructions, and the Acquired Investment Company and its transfer agent will use commercially reasonable efforts to process those Instructions in a mutually satisfactory manner. Notwithstanding the foregoing, on a limited basis, the Acquiring Investment Company may transmit instructions until 9:00 a.m. Eastern Time via NSCC Cycles 9 through 12 on the next Business Day following the Trade Date for corrections to Instructions already submitted for contingency purposes.

(c)                               Settlement.  Aggregated purchase and net redemption transactions shall be settled in accordance with NSCC rules and procedures.

In the event that NSCC systems are not functioning on a given Business Day (1) for net purchase Instructions, the Acquiring Investment Company shall wire payment, or arrange for payment to be wired by the Acquiring Investment Company’s designated bank, in immediately available funds, to the Acquired Fund’s custodial account at the Acquired Investment Company’s custodian; and (2) for net redemption Instructions, the Acquired Investment Company or its transfer agent shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by the Acquiring Investment Company in writing.  Wires from the Acquiring Investment Company must be received no later than the close of the Federal Reserve Wire Transfer System on the next day on which the Federal Reserve Wire Transfer System is open.

In the event that the total redemption order for any one Business Day shall exceed dollar limits set for an Acquired Fund by the Acquired Investment Company, such Acquired Fund shall have the option of (i) settling the redemption on the second Business Day following trade date through the NSCC’s money settlement process, (ii) settling the redemption outside of Fund/SERV, if necessary as determined in the sole discretion of the Acquired Investment Company, at any time within seven (7) days after receipt of the redemption order, in accordance relevant with provisions of the 1940 Act, or (iii) making redemptions in any other manner provided for in the Acquired Fund’s then current prospectus(es) or statement(s) of additional information.

Nothing herein shall prevent the Acquired Investment Company, on behalf of an Acquired Fund, from delaying or suspending the right of purchase or redemption of Shares of an Acquired Fund in accordance with the provisions of the 1940 Act and the rules thereunder.  The Acquired Investment Company will have no responsibility for the proper disbursement or crediting of redemption proceeds; the Acquiring Investment Company alone will be solely responsible for such actions.

(d)                             Errors.  The Acquiring Investment Company shall solely be responsible for the accuracy of any Instruction transmitted to the Acquired Investment Company or its transfer agent via NSCC systems or otherwise, and the transmission of such Instruction shall constitute the Acquiring Investment Company’s representation to the Acquired Investment Company that the Instruction is accurate, complete and duly authorized by the Fund Accounts whose shares are the subject of the Instruction.  The Acquiring Investment Company shall assume responsibility for any loss to the Acquired Investment Company, the Acquired Funds or their transfer agent caused by a cancellation or correction made subsequent to the date as of which an Instruction has been placed, and the Acquiring Investment Company will immediately pay such loss to the Acquired Investment Company or such Acquired Fund(s) upon notification.

Each party shall notify the other parties of any errors or omissions in any information and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible.  The Acquiring Investment Company agrees to maintain reasonable errors and omissions insurance coverage commensurate with the Acquiring Investment Company’s responsibilities under this Agreement.

In the event of an error in the computation of an Acquired Fund’s NAV per share, dividend or capital gain, the Acquired Investment Company will follow its then current policy adopted for the sale and distribution of Shares of the Acquired Funds regarding appropriate error correction standards.

The Acquiring Investment Company or its agent shall maintain a record of the total number of Shares of the Acquired Funds which are so purchased, based on information provided by the Acquired Investment Company or its designee to the Acquiring Investment Company, and shall reconcile with the Acquired Investment Company on a periodic basis the number of Shares of each Acquired Fund attributable to each Fund Account.  If an order to purchase Shares of an Acquired Fund must be canceled due to nonpayment, the Acquiring Investment Company will be responsible for any loss incurred by the Acquired Investment Company or the Acquired Fund arising out of such cancellation.  To recover any such loss, the Acquired Investment Company and the Acquired Funds reserve the right to redeem Shares of the affected Acquired Fund(s) held in the name of the Acquiring Investment Company or a corresponding subaccount of the applicable Fund Account.

2.                                    The Acquired Investment Company will redeem the Shares of the Acquired Funds when requested on behalf of the Acquiring Investment Company or the corresponding subaccount of the applicable Fund Account at the applicable NAV in accordance with Section 1(b) of this Schedule D, the then current prospectus(es) of the Acquired Funds, the statement of additional information of the Acquired Investment Company and the Contracts; provided, however, if any conflicts exist among any such documents, then the terms of the Acquired Investment Company’s current prospectus(es) describing the Acquired Funds and the statement of additional information describing the Acquired Funds shall control unless otherwise agreed to by the parties.

The Acquiring Investment Company shall not process or effect any redemptions with respect to Shares of any Acquired Fund after receipt by the Acquiring Investment Company of notification of suspension of the determination of the NAV of such Acquired Fund.

3.                                    The Investment Company agrees to purchase and redeem the Shares of each Acquired Fund in accordance with the provisions of this Agreement and the then current prospectus(es), and statement(s) of additional information of the Acquired Investment Company that describes the Acquired Funds.

4.                                    Issuance and transfer of Shares of the each Acquired Fund will be by book-entry only.  Stock certificates will not be issued to the Acquiring Investment Company or to the applicable Fund Accounts.  Shares of an Acquired Fund purchased from the Acquired Investment Company will be recorded in appropriate book-entry titles for the Fund Accounts by the Acquired Investment Company or its designee.

5.                                    The Acquiring Investment Company will receive pricing and dividend rate and capital gain distribution rate information and payments through the NSCC System.  The Acquiring Investment Company hereby elects to receive all such dividends and distributions as are payable on Shares of an Acquired Fund in additional Shares of that Acquired Fund.  The Acquired Fund shall notify the Acquiring Investment Company or its delegates of the number of Shares of the Acquired Funds so issued as payment of such dividends and distributions.